Exhibit 10.1

February 19, 2020

Mr. Fady Boctor

1054 Haverhill Rd.

Chester Springs, PA 19425

Via email: fadyboctor@hotmail.com

Re: Employment Offer Letter

Dear Fady:

On behalf of Petros Pharmaceuticals, Inc. (“Petros” or the “Company”), I am pleased to offer you employment with Petros under the terms and conditions set forth in this letter (the “Agreement”). The “Effective Date” referenced in the agreement below shall be February 19, 2021.

By signing this Agreement, in consideration of your employment and of the mutual covenants and promises contained herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, each of you (“Employee”) and the Company intending to be legally bound hereby agree as follows:

1.            Position of Employment. On the terms and subject to the conditions set forth herein, Petros hereby agrees to employ you, and you hereby agree to accept such employment, for the Term of Employment (as described in Section 2 below). During such Employment Term, you shall serve in the position of President and Chief Commercial Officer of Petros and, in that position, you will report directly to the Board of Directors of Petros (the “Board”) or such other person or persons as from time to time may be designated by the Company (the “Reporting Officer”) performing such duties and responsibilities as are customarily attendant to such position with respect to the business of Company and such other related duties and responsibilities as may from time to time be assigned to you by the Reporting Officer. During the Employment Term, to the extent requested by the Board (and, if necessary, approved by the relevant stockholders), you shall also serve as an officer of any of the direct or indirect parents or subsidiaries of the Company, in each case without additional compensation. You shall serve Petros and its subsidiaries and affiliates faithfully and to the best of your ability and shall devote your full business time, energy, experience and talents to the business of Petros and its subsidiaries and affiliates, as applicable, and will not engage in any other employment activities for any direct or indirect remuneration without the written approval of the Board; provided, however, that it shall not be a violation of this Agreement for you to (i) manage your personal investments or to engage in or serve such civic, community, charitable, educational, or religious organizations as you may select, or (ii) engage in the activities listed on Schedule A, so long as such engagement or service does not create a conflict of interest with, or interfere with the performance of, your duties hereunder or conflict with any covenants with Petros, in each case as determined in the sole and reasonable judgment of the Board.

2.            Term of Employment; Place of Employment. This Agreement shall not be construed as a contract, either express or implied, to employ you for any stated term. You will be employed by the Company on an “at-will” basis. This means that the Company may terminate your employment for any reason, at any time, with or without cause. Similarly, you are free to resign at any time, for any reason or for no reason. Your compensation in the event of termination or resignation shall be in accordance with Section 4 of this Agreement. Your principal place of employment shall be the Company’s offices located in New Jersey (or, to the extent permitted or mandated by the Company, your home), subject to required travel.

Petros Pharmaceuticals

3.            Compensation and Benefits.

A.            Base Salary. As compensation for your services hereunder and in consideration of your other agreements hereunder, during the Term of Employment, you shall initially be paid a base salary by Petros, payable in equal installments in accordance with Petro’s regular payroll policies, at an annual rate of $350,000 (“Base Salary”). Your Base Salary shall be reviewed annually or periodically in accordance with Petros’s normal compensation review cycle for purposes of increase (but not decrease, other than a decrease pursuant to a salary reduction program affecting all or substantially all similarly situated employees of the Company), but any increase above the amounts herein specified shall be in the sole discretion of the Compensation Committee of the Board of Directors and nothing herein shall be deemed to require any such increase.

B.            Signing Bonuses. You shall receive a signing bonus in the amount of $250,000, payable in two equal installments of $125,000 each, the first of which was paid to you in December, 2020 and the second will be paid to you as soon as practicable following May 1, 2021; provided you are still employed with the Company on such date; and provided, further, that in the event that you do not remain employed with the Company on May 1, 2022 (unless your employment was terminated by the Company without “Cause” (as defined below) or by you for “Good Reason” (as defined below)), you shall be obligated to repay any signing bonuses that were previously paid to you under this Section 3.B.

C.            Annual Bonuses. Commencing calendar year 2021, you shall be eligible to earn an annual performance-based cash bonus (the “Annual Bonus”) in respect of each calendar year that ends during the Term of Employment, to the extent earned based on the achievement of personal and/or financial performance objectiives established in the discretion of the Compensation Committee of the Board no later than March 15 (or, if earlier, as soon as administratively possible following the certification of the Company’s certified audited financial statements) of each year. Each Annual Bonus will be targeted at 100% of your Base Salary at the rate in effect at the end of the relevant calendar year, pro-rated for the year in which the Effective Date occurs to properly reflect the partial year of employment. If applicable performance goals are not attained at least at any minimum established level, no Annual Bonus is payable. The amount of such annual bonus payable for a calendar year shall in accordance with achievement of the personal and/or financial performance forthe calendar year to which such bonus relates and will be paid when such bonuses are paid to similarly situated employees of the Company generally, but no later than March 15 (or, if earlier, as soon as administratively possible following the certification of the Company’s certified audited financial statements) of each year. Except as otherwise provided in Section 4.A, in order to receive the Annual Bonus, you must be in active working status with Petros on the date of payment of such bonus. For purposes of this Agreement, “active working status” means that you have not resigned (or given notice of your intention to resign), and the Company has not terminated, or given notice to terminate, your employment with Company.

D.            Sign-on Equity. In consideration of your entering into this Agreement and as an inducement to join the Company, you will be elibile to be granted options to purchase up to 215,669 shares of the Company’s common stock (“Options”) pursuant to the Company’s Equity Plan (as amended from time to time, the “Plan”). The exercise price of the Options shall be the fair market value (as determined in accordance with the Plan) of the Company’s common stock on the applicable grant date of the Options. Such award shall be governed by the Plan and a stock option award agreement between you and the Company. Subject to the terms of the Plan, the Options shall be 50% vested as of the grant date and the remaining 50% shall vest ratably over a period of two years in accordance with a schedule set forth in the Option award agreement, provided you remain employed with the Company. The terms of the Plan govern the treatment of Options in the event of a change in control of the Company. In the event of any conflict or ambiguity between this Agreement and the Plan or the Option award agreement, the Plan and the Option award agreement shall govern.

E.            Employee Benefits. You shall be eligible to participate in all employee benefit plans, policies, programs, or privileges made available to similarly situated employees of Petros. The terms and conditions of your participation in Petros’s employee benefit plans, policies, programs, or privileges shall be governed by the terms and conditions or practices of each such plan, policy, or program, or privilege, each of which may be terminated or amended at any time in the Company’s sole discretion. Duing the Term of Employment, the Company shall maintain directors and officers liability insurance policies and you shall be included as an insured under such policies, to the extent it covers its other similarly situated officers.

Petros Pharmaceuticals

F.            Annual Vacation. You shall be entitled to twenty (20) business days of paid vacation during each calendar year of this Agreement (pro-rated for any partial calendar year of employment) in accordance with the Company’s policies and practices with respect to its employees generally. You may be absent from employment for vacation at such times as are pre-approved by the Chairman of the Board.

4.	Termination of Employment. If your employment is terminated for any reason or if your resign, the Company will pay you all accrued but unpaid Base Salary as of the date of termination, and reimbursement for any properly incurred but unreimbursed business expenses. In addition:

A.            Termination by Petros Without Cause or for Good Reason. If the Company terminates your employment without Cause (and other than due to Employee’s death or because you are no longer able to perform the essential duties of your position, with or without a reasonable accommodation, as a result of any physical or mental condition), or if you resign your employment with the Company for Good Reason, you will be entitled to receive as severance (subject to Section 4.B)

(i)            the Company will continue to pay you your Base Salary for 12 months (the “Severance Period”), commencing on the first payroll date next following the 60th day following the date of your termination (but with the first payment being a lump sum payment covering all payment periods from the date of termination through the date of such first payment), in substantially equal installments during the Severance Period and in accordance with the Company’s ordinary payroll practices;

(ii)           any annual bonus due for the calendar year of such termination pursuant to Section 3.C, pro-rated based on the number of days you were actively employed by Company during such year, payable at the time the such bonus would otherwise be paid in accordance with such Section 3.C,

(iii)          elimination of any service-based vesting condition of any unvested outstanding Options (but, for the avoidance of doubt, such Options shall continue to be subject to any applicable performance-based condition that has not yet been satisfied), and you shall have one year from the date of such termination (or, if earlier, until the original  expiration date of such Options) to exercise any Options that are then vested but unexercised, and one-year from the date of any subsequent vesting of any Options that become vested upon satisfaction of the applicable performance condition (or, if earlier, until the original expiration date of such Option), and

(iv)          reimbursement for the costs of continued health benefits under COBRA during the Sevreance Period, at the same rate of the Company shared costs of such benefits as in effect from time to time for active employees of the Company.

B.             Your receipt of the benefits set forth in Section 4.A. are conditioned upon you executing (and not revoking) no later than the 60th day following the last date of your employment a separation agreement containing a general release of claims in the form attached hereto as Exhibit A. No benefits set forth in Section 4.A. shall be provided until you have executed (and not revoked) the separation agreement. .

C.             Definitions: For purposes of this Section 4:

“Cause” means the determination by the Board of Directors of the Company that any of the following actions by Employee have occurred: (i) any act by Executive in the Company’s reasonable good faith judgement constituting a felony (or its equivalent in any non-US jurisdiction), or otherwise involving theft, moral turpitude, dishonesty, or material misrepresentation involving the Company; (ii) conviction of, or plea of nolo contendere (or a similar plea), to, or the failure of Executive to contest his prosecution for any other criminal offense; (iii) fraud against the Company or any of its affiliates, or embezzlement, theft or misappropriation of, or maliciously intentional damage to, the property of the Company or any of its affiliates; (iv) breach of Executive’s fiduciary duties to the Company or any of its affiliates or misconduct as an employee of the Company that results in economic detriment to the Company or any of its affiliates; (v) conduct which brings or is likely to bring Employee, the Company or any or any of its affiliates into disrepute; (vi) material breach of Company policies, including without limitation risk management policies and procedures, codes of conduct and ethical standards in the performance of Employee’s duties, which, if capable of remedy, is not remedied within 30 days written notice of such breach; (vi) failure or refusal to perform the material duties and responsibilities under this Agreement or otherwise assigned to Employee by the Reporting Officer consistent with law and the duties of the Employee hereunder, which failure or refusal, if capable of remedy, is not remedied within 30 days written notice of such breach; (vii)  performance of Employee’s job responsibilities at a level below the reasonable standards or requirements set by the Board, which, if capable of remedy, is not remedied within 30 days written notice of such breach; or (viii) breach by Employee of any covenants under Section 5 or of any other material provision of this Agreement.

Petros Pharmaceuticals

“Good Reason” means the occurrence, without Employee’s consent, of any of the following events, other than in connection with a termination of Employee’s employment for Cause or due to a disability: (i) a material reduction at any time in Employee’s then current Base Salary, other than a material reduction in Employee’s Base Salary pursuant to a salary reduction program affecting all or substantially all of the similarly situated employees of the Company; or (ii) a material diminution in the Employee’s authority, duties or responsibilities as the President and Chief Commercial Officer of Petros, as described in Section 1 (excluding, however, any such diminution that may result from the Company becoming a subsidiary of another entity or any such diminution that may result from authority, duties or responsibilities that are assumed by any Chief Executive Officer hired by the Company after the Effective Date); or (iii) the Employee is required to relocate or work from a location that is more than fify (50) miles from the current location of the Company’s New Jersey offices (excluding a mandate, or permission granted, by the Company that Employee works from home), provided, however, that none of the events described in this sentence shall constitute Good Reason unless and until (v) Employee reasonably determines in good faith that a Good Reason condition has occurred, (w) Employee first notifies the Company in writing describing in reasonable detail the condition which constitutes Good Reason within 30 days of its occurrence, (x) the Company fails to cure such condition within 30 days after the Company’s receipt of such written notice, and Employee has cooperated in good faith with the Company’s efforts to cure such condition, (y) notwithstanding such efforts, the Good Reason condition continues to exist, and (z) Employee terminates his employment within 30 days after the end of such 30-day cure period. If the Company cures the Good Reason condition during such cure period, Good Reason shall be deemed not to have occurred.

D.            No Additional Rights. Employee acknowledges and agrees that, except as specifically described in this Section 4, all of Employee’s rights to any compensation, benefits, bonuses or severance from the Company and its subsidiaries and affiliates after termination of the Term of Employment shall cease upon such termination.

E.            Mitigation; Offset. In the event of termination of Employee’s employment, Employee shall have no duty to mitigate the amount of any severance to which he may be entitled pursuant to Section 4.B. by seeking other employment or otherwise; provided, however, that, notwithstanding the provisions of Section 4.B., Company’s obligation to make the cash severance payments described Section 4.B. shall be reduced by any cash compensation received by Employee from other employment or self-employment during the Severance Period following the date of termination of his employment with Company, and, in this regard, Employee shall notify the Company in writing of his acceptance of such other employment or self-employment within five days after accepting such other employment or self-employment. To the extent permitted by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), any severance to which Employee is otherwise entitled pursuant to this Section 4 shall be (i) reduced by amounts outstanding under any indebtedness, obligations or liabilities owed by Employee to the Company; (ii) paid in lieu of any severance pay or benefits under any other severance pay plan, program, or policy of the Company or its subsidiaries, and (iii) reduced and offset by any severance pay or benefits, or similar amounts, payable to Employee due to his termination of employment under any labor, social or other governmental plan, program, law or policy, and should such other payments or benefits described in clause (ii) or (iii) of this sentence be payable, payments under this Agreement shall be reduced accordingly or, alternatively, payments previously paid or provided under this Agreement will be treated as having been paid or provided to satisfy such other obligations.

F.             Resignation as Officer or Director. Upon a termination of employment, unless requested otherwise by the Company (and agreed upon by Employee), Employee shall resign each position (if any) that Employee then holds as a director or officer of the Company or of any affiliates of the Company. Employee’s execution of this Agreement shall be deemed the grant by Employee to the officers of the Company of a limited power of attorney to sign in Employee’s name and on Employee’s behalf any such documentation as may be required to be executed solely for the limited purposes of effectuating such resignations.

Petros Pharmaceuticals

5.	Covenants of Employee. Employee acknowledges that in the course of his employment with the Company he will become familiar with the Company’s and its subsidiaries’ and affiliates’ (collectively, the “Company Entities”) trade secrets and with other confidential and proprietary information concerning the Company Entities, and that his services are of special, unique and extraordinary value to the Company Entities. Therefore, the Company and Employee mutually agree that it is in the interest of both parties for Employee to enter into the restrictive covenants set forth in this Section 5 to, among other things, protect the legitimate business interests of the Company Entities, and that such restrictions and covenants contained in this Section 5 are reasonable in geographical and temporal scope and in all other respects given the nature of Employee’s duties and the nature of the Company Entities’ businesses and that such restrictions and covenants do not and will not unduly impair Employee’s ability to earn a living after termination of his employment with the Company. Employee further acknowledges and agrees that (i) the Company would not have entered into this Agreement but for the restrictive covenants of Employee set forth in this Section 5, and (ii) such restrictive covenants have been made by Employee in order to induce the Company to enter into this Agreement.

A.            Non-competition. During the term of Employee’s employment with the Company and for the one-year period following termination of such employment under any circumstances (the “Restricted Period”), Employee shall not, within any jurisdiction or marketing area in which the Company Entities are engaged, directly or indirectly, own, manage, operate, control, consult with, be employed by or otherwise provide services to, or participate in the ownership, management, operation or control of, provide financing to, or be connected in any manner with, any business of the type and character engaged in or competitive with the business conducted by the Company Entities. The scope of businesses and the jurisdictions and marketing areas within which Employee has agreed not to compete pursuant to this Section 5.A. shall, for any challenged activity of Employee, be determined as of the date of any such activity. Notwithstanding the foregoing, Employee’s ownership solely as an investor of 2% or less of the outstanding securities of any class of any publicly-traded securities of any company shall not, by itself, be considered to be competition with the Company Entities.

B.            Non-solicitation. During the term of Employee’s employment with the Company and for the Restricted Period following termination of such employment under any circumstances, Employee shall not, directly or indirectly, (i) employ, cause to be employed or hired, recruit, solicit for employment or otherwise contract for the services of, or establish a business relationship with (or assist any other person in engaging in any such activities), any person who is, or within 12 months before any date of determination was (and, following the termination of Employee’s employment with the Company , within 12 months before such termination, was) an employee, agent or consultant of the Company Entities; (ii) otherwise induce or attempt to induce (or assist any other person in engaging in any such activities) any employee, agent or contractor of the Company Entities to terminate such person’s employment or other relationship with the Company Entities, or in any way interfere with the relationship between the Company Entities and any such employee, agent or contractor; (iii) solicit or attempt to solicit (otherwise than on behalf of the Company Entities) any person that is, or within 12 months before any date of determination was (and, following the termination of Employee’s employment with the Company, within 12 months before such termination, was) a client, lender, investor, customer, supplier, licensee or business relation of the Company Entities, or who the Company Entities solicited to be a client, lender, investor, customer, supplier or licensee during either such 12- period, or induce or attempt to induce any such person month to cease, reduce or not commence doing business with the Company Entities (or assist any other person in engaging in any such activities); or (iv) interfere in any way with the relationship between the Company Entities and any person that is or was a client, lender, investor, customer, supplier, licensee or other business relation of such Company Entities (or assist any other person in engaging in any such activities).

Petros Pharmaceuticals

C.            Confidential Information. (i)  Employee acknowledges that all customer lists and information, vendor or supplier lists and information, inventions, trade secrets, know-how or other non-public, confidential or proprietary knowledge, information or data with respect to the products, services, operations, finances, business or affairs of the Company Entities or with respect to confidential, proprietary or secret processes, methods, inventions, services, techniques, customers (including, without limitation, the identity of the customers of the Company Entities and the specific nature of the services provided by the Company Entities), employees (including, without limitation, the matters subject to this Agreement) or plans of or with respect to the Company Entities or the terms of this Agreement (all of the foregoing collectively hereinafter referred to as, “Confidential Information”) are property of the Company Entities. Employee further acknowledges that the Company Entities intend, and make reasonable good faith efforts, to protect the Confidential Information from public disclosure. Therefore, Employee agrees that, except as required by law or regulation or as legally compelled by court order (provided that in such case, Employee shall promptly notify the Company of such order, shall cooperate with the Company in attempting to obtain a protective order or to otherwise restrict such disclosure, and shall only disclose Confidential Information to the minimum extent necessary to comply with any such law, regulation or order), during the Term of Employment and at all times thereafter, Employee shall not, directly or indirectly, divulge, transmit, publish, copy, distribute, furnish or otherwise disclose or make accessible any Confidential Information, or use any Confidential Information for the benefit of anyone other than the Company Entities, unless and to the extent that the Confidential Information becomes generally known to and available for use by the general public other than as a result of Employee’s acts or omissions or such disclosure is necessary in the course of Employee’s proper performance of his duties under this Agreement; (ii) The Company Entities do not wish to incorporate any unlicensed or unauthorized material into their products or services. Therefore, Employee agrees that he will not disclose to the Company, use in the Company's business, or cause the Company to use, any information or material which is a trade secret, or confidential or proprietary information, of any third party, including, but not limited to, any former employer, competitor or client, unless the Company has a right to receive and use such information or material. Employee will not incorporate into his work any material or information which is subject to the copyrights of any third party unless the Company has a written agreement with such third party or otherwise has the right to receive and use such material or information.

D.            Company Intellectual Property. Employee agrees to promptly disclose to the Company any and all work product, inventions, artistic works, works of authorship, designs, methods, processes, technology, patterns, techniques, data, Confidential Information, patents, trade secrets, trademarks, domain names, copyrights, and the like, and all other intellectual property relating to the business of the Company Entities which are created, authored, composed, invented, discovered, performed, perfected, or learned by Employee (either solely or jointly with others) during the Term of Employment (collectively, together with such intellectual property as may be owned or acquired by the Company, the “Company Intellectual Property”). Company Intellectual Property shall be the sole and absolute property of the Company Entities. All work performed by Employee in authoring, composing, inventing, creating, developing or modifying Company Intellectual Property and/or other work product to which copyright protection may attach during the course of Employee’s employment with the Company shall be considered “works made for hire” to the extent permitted under applicable copyright law and will be considered the sole property of the Company. To the extent such works, work product or Company Intellectual Property are not considered “works made for hire,” all right, title, and interest to such works, work product and Company Intellectual Property, including, but not limited to, all copyrights, patents, trademarks, rights of publicity, and trade secrets, is hereby assigned to the Company and Employee agrees, at the Company’s expense, to execute any documents requested by the Company Entities at any time in relation to such assignment. Employee acknowledges and agrees that the Company is and will be the sole and absolute owner of all trademarks, service marks, domain names, patents, copyrights, trade dress, trade secrets, business names, rights of publicity, inventions, proprietary know-how and information of any type, whether or not in writing, and all other intellectual property used by the Company or held for use in the business of the Company, including all Company Intellectual Property. Employee further acknowledges and agrees that any and all derivative works, developments, or improvements based on intellectual property, materials and assets subject to this Section 5 created during the Term of Employment (including, without limitation, Company Intellectual Property) shall be exclusively owned by the Company. Employee will cooperate with the Company Entities, at no cost to Employee (whether during or after the Term of Employment), in the confirmation, registration, protection and enforcement of the rights and property of the Company Entities in such intellectual property, materials and assets, including, without limitation, Company Intellectual Property. Notwithstanding anything contained herein to the contrary, the Company acknowledges and agrees that the inventions listed on Schedule A hereto, and any subsequent improvements, add-ons, uses, expansions, and developments thereof, are the sole property of Employee, except to the extent that any such improvements, add-ons, uses, expansions or developments utilized Company Intellectual Property.

Petros Pharmaceuticals

E.            Non-disparagement. During the Term of Employment and thereafter, Employee shall not, directly or indirectly, take any action, or encourage others to take any action, to disparage or criticize the Company Entities or their respective employees, officers, directors, products, services, customers or owners and the Company Entities shall direct its key officers not to, directly or indirectly, take any action, or encourage others to take any action, to disparage or criticize the Employee; provided, however, that this Section 5.E shall not in any way preclude the Company from managing or supervising Employee’s performance (or from engaging in meaningful discourse relating thereto). Nothing contained in this Section 5.E. shall preclude Employee or the Company (or its directors or officers) from enforcing their respective rights under this Agreement or truthfully testifying in response to legal process or a governmental inquiry.

F.            Company Property. All Confidential Information, Company Intellectual Property, files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form) or property relating or belonging to the Company Entities, whether prepared by Employee or otherwise coming into his possession or control in the course of the performance of his services under this Agreement, shall be the exclusive property of the Company and shall be delivered to the Company, and not retained by Employee (including, without limitation, any copies thereof), promptly upon request by the Company and, in any event, promptly upon termination of the Term of Employment. Employee acknowledges and agrees that he has no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages), and that Employee’s activity and any files or messages on or using any of those systems may be monitored at any time without notice.

G.            Enforcement. Employee acknowledges that a breach of his covenants and agreements contained in this Section 5 would cause irreparable damage to the Company Entities, the exact amount of which would be difficult to ascertain, and that the remedies at law for any such breach or threatened breach would be inadequate. Accordingly, Employee agrees that if he breaches or threatens to breach any of the covenants or agreements contained in this Section 5, in addition to any other remedy which may be available at law or in equity, the Company Entities shall be entitled to: (i) cease or withhold payment to Employee of any severance payments described in Section 4, for which he otherwise qualifies under such Section 4, and, Employee shall promptly repay to the Company any such severance payments he previously received, in excess of such payments in the amount of $100 payable in consideration for Employee’s release of claims described in Section 4.B. (ii) institute and prosecute proceedings in any court of competent jurisdiction for specific performance and injunctive and other equitable relief to prevent the breach or any threatened breach thereof without bond or other security or a showing of irreparable harm or lack of an adequate remedy at law, and (iii) an equitable accounting by any court of competent jurisdiction of all profits or benefits arising out of such violation. Additionally, upon a breach by Employee of this Section 5, the Options (and any other stock-based awards held by Employee) shall be automatically canceled and forfeited without any further action.

H.            Scope of Covenants. The Company and Employee further acknowledge that the time, scope, geographic area and other provisions of this Section 5 have been specifically negotiated by sophisticated commercial parties and agree that they consider the restrictions and covenants contained in this Section 5 to be reasonable and necessary for the protection of the interests of the Company Entities, but if any such restriction or covenant shall be held by any court of competent jurisdiction to be void but would be valid if deleted in part or reduced in application, such restriction or covenant shall apply in such jurisdiction with such deletion or modification as may be necessary to make it valid and enforceable. The restrictions and covenants contained in each paragraph of this Section 5 shall be construed as separate and individual restrictions and covenants and shall each be capable of being reduced in application or severed without prejudice to the other restrictions and covenants or to the remaining provisions of this Agreement.

I.            Enforceability. If any court holds any of the restrictions or covenants contained in this Section 5 to be unenforceable by reason of their breadth or scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company Entities to the relief provided in this Section 5 in the courts of any other jurisdiction within the geographic scope of such restrictions and covenants.

Petros Pharmaceuticals

J.            Disclosure of Restrictive Covenants. Employee agrees to disclose in advance the existence and terms of the restrictions and covenants contained in this Section 5 to any employer or other service recipient by whom Employee may be employed or retained during the Restricted Period.

K.            Extension of Restricted Period. If Employee breaches this Section 5 in any respect, the restrictions contained in this Section will be extended for a period equal to the period that Employee was in breach.

6.            General Provisions.

A.            Representations. The Company confirms that it is making this offer of employment because it believes that Employee has the general skills and experience that will benefit the Company. The Company is not hiring Employee to acquire any proprietary or confidential information of Employee’s prior employers and ask that Employee neither bring any such information with him nor disclose any such information during his employment with the Company. In addition, in making this offer of employment, the Company has relied on Employee’s representations that (a)  Employee is not subject to any non-competition arrangement or other restrictive covenants that might affect his employment by the Company as contemplated by this Agreement, (b) Employee shall not disclose to the Company any proprietary or confidential information belonging to any other party, (c)  Employee is free to accept this offer of employment and to perform the duties contemplated herein and commensurate with the offered position and (d) Employee’s employment with the Company will not violate or conflict with any other obligation or arrangement to which Employee is a party.  EMPLOYEE HEREBY ACKNOWLEDGES AND REPRESENTS THAT EMPLOYEE HAS CONSULTED WITH INDEPENDENT LEGAL COUNSEL REGARDING EMPLOYEE’s RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT AND THE TERMS OF THE RELEASE ATTACHED AS EXHIBIT A, TO THE EXTENT DETERMINED NECESSARY OR APPROPRIATE BY EMPLOYEE, AND THAT EMPLOYEE FULLY UNDERSTANDS THE TERMS AND CONDITIONS CONTAINED HEREIN AND THEREIN.

B.            Work Eligibility. This offer of employment is also subject to and contingent upon Employee’s ability to present, within three days of commencing employment, proof of eligibility to be employed in the United States consistent with Form I-9 of the Immigration and Naturalization Service.

C.            Notices. All notices and other communications required or permitted by this Agreement to be delivered to the Company or Employee to the other party shall be delivered in writing to the address shown below, either personally, by electronic mail, or by registered, certified, or express mail, return receipt requested, postage prepaid, to the address for such party specified below or to such other address as the party may from time to time advise the other party in writing in the same manner as set forth in this Section 5.C., and shall be deemed given and received as of actual personal delivery, on the first business day after the date of delivery shown on any such electronic mail or facsimile transmission or upon the date or actual receipt shown on any return receipt if registered, certified, or express mail is used, as the case may be.

Company:

John Shulman

Executive Chairman, Petros Pharmaceuticals, Inc.

5301 Wisconsin Avenue NW

Suite 570

Washington, DC 20015

Employee:

Mr. Fady Boctor

1054 Haverhill Rd.

Chester Springs, PA 19425

Petros Pharmaceuticals

D.            Amendments and Termination; Entire Agreement. This Agreement may not be amended or terminated except by a writing executed by all of the parties hereto and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company’s right to terminate the Term of Employment for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any similar or dissimilar requirement, provision or condition of this Agreement at the same or any prior or subsequent time. Pursuit by either party of any available remedy, either in law or equity, or any action of any kind, does not constitute waiver of any other remedy or action. Such remedies and actions are cumulative and not exclusive. This Agreement constitutes the entire agreement and understanding of the Company and Employee relating to the subject matter hereof and terminates and supersedes all prior oral and written understandings and agreements relating to such subject matter in any way, including, without limitation, any existing employment agreement or change of control agreement[, which is hereby terminated and cancelled and of no further force or effect as of the Effective Date, without the payment of any additional consideration by or to either of the parties hereto.

E.            Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Employee and Employee’s heirs, executors, administrators, and successors; provided that the services provided by Employee under this Agreement are of a personal nature, and rights and obligations of Employee under this Agreement shall not be assignable or delegable, except for any death payments otherwise due Employee, which shall be payable to the estate of Employee; provided further the Company may assign this Agreement to, and all rights hereunder shall inure to the benefit of, any subsidiary or affiliate of the Company or any person, firm or corporation resulting from the reorganization of the Company or succeeding to the business or assets of the Company by purchase, merger, consolidation or otherwise; and provided further that in the event of Employee’s death, any unpaid amount due to Employee under this Agreement shall be paid to his estate.

F.            Severability; Construction. Whenever possible, each provision of this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by, or invalid, illegal or unenforceable in any respect under, any applicable law or rule in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other jurisdiction, and the parties undertake to implement all efforts which are necessary, desirable and sufficient to amend, supplement or substitute all and any such prohibited, invalid, illegal or unenforceable provisions with enforceable and valid provisions in such jurisdiction which would produce as nearly as may be possible the result previously intended by the parties without renegotiation of any material terms and conditions stipulated herein.

G.            Cooperation. During the Term of Employment and thereafter, Employee shall cooperate with the Company and be reasonably available to the Company with respect to continuing and/or future matters related to Employee’s employment period with the Company, whether such matters are business-related, legal, regulatory or otherwise (including, without limitation, Employee appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Employee’s possession). Following the Term of Employment, the Company shall reimburse Employee for all reasonable out of pocket expenses or loss of income incurred by Employee in rendering such services that are approved by the Company. In addition, if more than an incidental cooperation is required at any time after the termination of Employee’s employment, Employee shall be paid (other than for the time of actual testimony) a per day fee, at a rate equal to the Employee’s per diem compensation under (a) this Agrement (e.g., the product of (a) his Base Salary divided by 2,080 and (b) 8). .

H.            Waiver of Rights. No waiver by the Company or Employee of a right or remedy hereunder shall be deemed to be a waiver of any other right or remedy or of any subsequent right or remedy of the same kind.

I.            Definitions; Headings; Number. A term defined in any part of this Agreement shall have the defined meaning wherever such term is used herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement. Where appropriate to the context of this Agreement, use of the singular shall be deemed also to refer to the plural, and use of the plural to the singular.

Petros Pharmaceuticals

J.            Counterparts. This Agreement may be executed in separate counterparts and by facsimile, electronic, or pdf, each of which shall be deemed an original but both of which taken together shall constitute but one and the same instrument.

K.            Governing Laws; Forum. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware . The parties hereto further agree that any action brought to enforce any right or obligation under this Agreement shall be subject to the exclusive jurisdiction of the state or federal courts of the State of Delaware. The parties hereto acknowledge and agree that this Agreement was executed and delivered in the State of Delaware.

L.            Compliance with Rules and Policies. Employee shall perform all services in accordance with the policies, procedures and rules established by the Company and the Board. In addition, Employee shall comply with all laws, rules and regulations that are generally applicable to the Company or its subsidiaries or affiliates and their respective employees, directors and officers.

M.            Withholding Taxes. All amounts payable hereunder shall be subject to the withholding of all applicable taxes and deductions required by any applicable law.

N.            Duration. Notwithstanding the Term of Employment hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.

O.            Survival. The covenants set forth in Sections 3B, 4B, 5, and 6G of this Agreement shall survive and shall continue to be binding upon Employee and the Company notwithstanding the termination of this Agreement for any reason whatsoever.

P.            No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring either party hereto by virtue of the authorship of any of the provisions of this Agreement.

Q.            No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective heirs, executors, administrators, successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

R.            Section 409A.

i.             For purposes of this Agreement, “Section 409A” means Section 409A of the Code, and the Treasury Regulations promulgated thereunder (and such other Treasury or Internal Revenue Service guidance) as in effect from time to time.

ii.            Notwithstanding anything in this Agreement to the contrary, the following special rule shall apply, if and to the extent required by Section 409A, in the event that (a) the Employee is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i), (b) amounts or benefits under this Agreement or any other program, plan or arrangement of the Company or a controlled group affiliate thereof are due or payable on account of the Employee’s “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h) and (c) the Employee is employed by a public company or a controlled group affiliate thereof: no payments hereunder that are “deferred compensation” subject to Section 409A shall be made to the Employee prior to the date that is six months after the date of the Employee’s separation from service or, if earlier, the Employee’s date of death; following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest permissible payment date.

Petros Pharmaceuticals

iii.           Each payment made under this Agreement (including each separate installment payment in the case of a series of installment payments) shall be deemed to be a separate payment for purposes of Section 409A. In no event may Employee, directly or indirectly, designate the calendar year of any payment to be made under this Agreement, to the extent such payment is subject to Section 409A. Amounts payable under this Agreement shall be deemed not to be a “deferral of compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation §§ 1.409A-1(b)(4) (“short-term deferrals”) and (b)(9) (“separation pay plans,” including the exception under subparagraph (iii)) and other applicable provisions of Section 409A. The Company shall have the complete discretion to interpret and construe the Agreement and any associated documents in any manner that establishes an exemption from (or compliance with) the requirements of Section 409A. If for any reason, such as imprecision in drafting, any provision of this Agreement (or any award of compensation, including, without limitation, equity compensation or benefits) does not accurately reflect its intended establishment of an exemption from (or compliance with) Section 409A, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from (or compliance with) Section 409A and shall be interpreted by the Company in a manner consistent with such intent, as determined in the discretion of the Company. For purposes of this Agreement, with respect to payments of any amounts that are considered to be “deferred compensation” subject to Section 409A, references to “termination of employment”, “termination”, or words and phrases of similar import, shall be deemed to refer to the Employee’s “separation from service” as defined in Section 409A, and shall be interpreted and applied in a manner that is consistent with the requirements of Section 409A.

iv.           The Company makes no representation or warranty and shall have no liability to Employee or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, Section 409A.

IN WITNESS WHEREOF, Petros and Employee have executed and delivered this Agreement as of the date first written below.

PETROS PHARMACEUTICALS, INC.

/s/Mitchell Arnold		2/23/2021
By:	Mitchell Arnold	Date
Vice President of Finance

/s/ Fady Boctor		2/23/2021
Fady Boctor		Date

Petros Pharmaceuticals